Exhibit 99.1

Planar Announces Fiscal Fourth Quarter and Full Year 2009 Financial Results

Company reports sequential revenue growth, quarterly EBITDA of $1.8M, and net cash over $30.7M

BEAVERTON, Ore. – November 17, 2009 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $45.2 million and GAAP loss per share of $0.02 in the fourth quarter ended September 25, 2009. On a Non-GAAP basis (see reconciliation table), income per share was $0.04 in the fourth quarter of fiscal 2009. Sales for fiscal year 2009 were $174.9 million and GAAP loss per share was $0.19. On a Non-GAAP basis loss per share was $0.06 in fiscal 2009.

“I am pleased that we were able to deliver expected Non-GAAP profitability in the fourth quarter, as well as continuing to strengthen the balance sheet by increasing cash to over $30 million at quarter end” said Gerry Perkel, Planar’s President and Chief Executive Officer. “Fiscal 2009 was a difficult year as the company dealt with the global economic recession, however, we weathered the storm and have created a stronger company in the process.”

SUMMARY OF KEY FINANCIAL METRICS

The following information summarizes some key financial measures for the Company at the end of the fourth quarter of fiscal 2009:

•	The Company ended the quarter with Tangible Net Worth of $62.3 million, representing a tangible book value of approximately $3.27 per diluted share outstanding for the fourth quarter.

•

Cash increased $5.2 million from the end of the third quarter to $30.7 million (approximately $1.61 per diluted share outstanding for the fourth quarter). The Company had no debt outstanding at the end of the quarter.

•	Net cash has increased $47 million since the end of the second quarter of fiscal 2008.

•	Net working capital increased to $58.1 million.

•	Current Ratio improved to 2.7.

SUMMARY OF FOURTH QUARTER RESULTS

Sales in the Company’s Industrial business increased 22 percent to $16.5 million in the fourth quarter compared to the third quarter in fiscal 2009. The Industrial segment experienced strong demand from the retail sector as part of the continuing rollout of a large, digital signage network. In addition, the Industrial business had several new design wins in the quarter, including a custom touch display for in-home patient monitoring, a custom rugged display for safety vehicles, a custom LED backlit touch display for a medical device, and multiple custom displays and signage products associated with a new retail opportunity.

Sales in the Commercial business increased 1 percent sequentially to $12.3 million in the fourth quarter of fiscal 2009. For the majority of the quarter, the Commercial segment experienced a continuation of the favorable market conditions which were present in the third quarter whereby lower priced inventory was able to be sold in a relatively stable end-market pricing environment, resulting in higher than normal gross profits in the fourth quarter. The Company is focusing its Commercial product line on higher margin products that contribute positive earnings and return on invested capital to the Company.

Sales for the Control Room & Signage business decreased 7 percent to $11.2 million compared to the third quarter of 2009 due to the timing of a few large rear projection video wall installations which took place during the third fiscal quarter. During the fourth quarter, the Company launched and recently began shipping its latest offering, the Clarity Matrix LCD video wall. The opportunity funnel for this new platform continues to grow as the Matrix product gives the Company the ability to address a number of markets outside the Company’s core Command and Control market including video wall applications in retail, sports arenas, and airports with dynamic large format LCD based digital signage video wall solutions.

Sales for the Home Theater business declined 18 percent to $5.2 million compared to the third quarter of 2009 as demand for high-end home theater equipment continued to be negatively impacted by the overall economic climate. During the quarter, the Company announced its latest development in home theater projection technology, the Runco Quantum Color Q-750, a lamp-less LED-based platform offering superior color contrast, instant-on, enhanced reliability and low power consumption continuing Runco’s history of offering the finest home theater experience.

Overall Company gross margins were approximately 27 percent in the fourth quarter, driven by a favorable mix of relatively higher margin product sales, the continuation of some unique market conditions in the Commercial business and the impact of continued Company-wide actions to enhance operational efficiencies and implement cost reductions. In addition, operating expenses were down appreciably from 2008 levels on a Non-GAAP basis, with significant reductions in Sales and Marketing and General and Administrative costs.

BUSINESS OUTLOOK

While the Company believes its markets are still being negatively impacted by the global economic situation, the Company is beginning to see a number of opportunities that it believes will result in increased revenues in fiscal 2010, particularly in the overall digital signage space. The Company believes it is positioned to capitalize on industry projections for growth in the overall digital signage market through its ability to customize smaller and/or outdoor ruggedized displays as well as its ability to offer large format digital signage solutions with its new LCD based video wall product offering.

As a result, looking forward, the Company believes that its current operating plans will result in increased sales in fiscal 2010 compared to fiscal 2009, with a similar pattern to fiscal 2009 in terms of the expectation for higher revenues and profits in the second half of fiscal 2010 than in the first half. Given this seasonality, the Company currently anticipates revenue of approximately $40 million in the first quarter of fiscal 2010, EBITDA of a slight loss to breakeven, and a Non-GAAP loss between $0.05 and $0.10 per share. The Company currently believes that its Cash on hand will remain above $30 million at the end of the first quarter of 2010 as well as the end of fiscal 2010.

Results of operations and the business outlook will be discussed in a conference call today, November 17, 2009, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until December 17, 2009. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, shopping centers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to industry expectations for growth in the overall digital signage market, the Company’s expectations for year-over-year increases in revenue and cash consumption in fiscal 2010 and the Company’s expected levels of revenue, Non-GAAP loss, EBITDA and cash consumption for the first quarter of fiscal 2010 and the statements made under the heading “Business Outlook.” These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; any inability to reduce costs or to do so quickly enough in response to unanticipated reductions in revenue; adverse impacts on the Company or its operations relating to or arising from Company indebtedness and difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods; final settlement of various contractual liabilities; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.5868 pippa.edelen@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude the income statement effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets and, new this quarter, excludes the gain or loss on foreign currency due to the non-cash nature of the charge. The earnings release also contains a calculation of Non-GAAP earnings before interest, taxes, depreciation, and amortization (Non-GAAP EBITDA), which excludes the effects of the Clarity and Runco acquisitions, share based compensation, and other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	Sept. 25, 2009	Sept. 26, 2008	Sept. 25, 2009	Sept. 26, 2008
Sales	$45,206	$66,476	$174,931	$259,310
Cost of Sales	33,095	61,690	128,643	210,293

Gross Profit	12,111	4,786	46,288	49,017

Operating Expenses:
Research and development, net	2,436	2,520	9,851	11,378
Sales and marketing	5,476	9,028	23,885	35,174
General and administrative	4,228	4,965	19,566	22,561
Amortization of intangible assets	622	1,175	2,686	6,600
Acquisition related costs	—	46	—	1,685
Impairment and restructuring charges	—	16,915	1,867	75,082
Gain on sale of assets	—	—	(8,361)	—

Total Operating Expenses	12,762	34,649	49,494	152,480

Loss from operations	(651)	(29,863)	(3,206)	(103,463)

Non-operating income (expense):
Interest, net	(6)	(43)	(67)	(852)
Foreign exchange, net	(739)	220	(311)	(22)
Other, net	60	(136)	237	(201)

Net non-operating income (expense)	(685)	41	(141)	(1,075)

Loss from continuing operations before taxes	(1,336)	(29,822)	(3,347)	(104,538)
Provision (benefit) for income taxes	(1,047)	429	77	673

Loss from continuing operations	(289)	(30,251)	(3,424)	(105,211)
Income from discontinued operations, net of income taxes	—	11,240	—	15,453

Net loss	$(289)	$(19,011)	$(3,424)	$(89,758)

Loss per share from continuing operations - basic and diluted	$(0.02)	$(1.68)	$(0.19)	$(5.92)
Income per share from discontinued operations - basic and diluted	$0.00	$0.62	$0.00	$0.87
Net loss per share - basic and diluted	$(0.02)	$(1.06)	$(0.19)	$(5.05)

Weighted average shares outstanding - basic and diluted	18,594	17,961	18,410	17,774

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	Sept. 25, 2009	Sept. 26, 2008
	(unaudited)
ASSETS
Cash	$30,722	$14,915
Accounts receivable, net	26,561	41,741
Inventories	30,399	38,782
Other current assets	4,484	5,063

Total current assets	92,166	100,501

Property, plant and equipment, net	7,237	10,657
Goodwill	3,428	3,428
Intangible assets, net	5,723	9,390
Other assets	2,408	5,148

	$110,962	$129,124

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	9,837	21,962
Current portion of capital leases	115	198
Deferred revenue	1,571	1,704
Other current liabilities	22,576	28,213

Total current liabilities	34,099	52,077

Other long-term liabilities	5,452	6,615

Total liabilities	39,551	58,692

Common stock	178,644	173,519
Retained earnings	(107,210)	(103,497)
Accumulated other comprehensive income (loss)	(23)	410

Total shareholders’ equity	71,411	70,432

	$110,962	$129,124

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Sept. 25, 2009	Sept. 26, 2008
Gross Profit:
GAAP Gross Profit	12,111	4,786

Share-based Compensation	54	132

Total Non-GAAP adjustments	54	132

NON-GAAP GROSS PROFIT	12,165	4,918

Research and Development:
GAAP research and development expense	2,436	2,520

Share-based Compensation	(54)	(70)

Total Non-GAAP adjustments	(54)	(70)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	2,382	2,450

Sales and Marketing:
GAAP sales and marketing expense	5,476	9,028

Share-based Compensation	(223)	(237)

Total Non-GAAP adjustments	(223)	(237)

NON-GAAP SALES AND MARKETING EXPENSE	5,253	8,791

General and Administrative:
GAAP General and Administrative Expense	4,228	4,965
Share-based Compensation	(462)	(632)

Total Non-GAAP adjustments	(462)	(632)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,766	4,333

Income (Loss) from Operations:
GAAP loss from operations	(651)	(29,863)
Share-based Compensation	793	1,071
Amortization of intangible assets	622	1,175
Acquisition related costs	—	46
Restructuring charges	—	16,915

Total Non-GAAP adjustments	1,415	19,207

NON-GAAP INCOME (LOSS) FROM OPERATIONS	764	(10,656)

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Sept. 25, 2009	Sept. 26, 2008
Income (Loss) from continuing operations:
GAAP loss from continuing operations	(289)	(30,251)
Share-based Compensation	793	1,071
Amortization of intangible assets	622	1,175
Acquisition related costs	—	46
Restructuring charges	—	16,915
Foreign Exchange, net	739	(220)
Income tax effect of reconciling items	(1,130)	4,492

Total Non-GAAP adjustments	1,024	23,479

NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS	735	(6,772)

GAAP weighted average shares outstanding–basic	18,594	17,961
GAAP weighted average shares outstanding–diluted	19,042	17,961

GAAP net loss per share from continuing operations (basic)	$(0.02)	$(1.68)
Non-GAAP adjustments detailed above	0.06	1.30
NON-GAAP NET INCOME (LOSS) PER SHARE (basic)	$0.04	$(0.38)

GAAP net loss per share from continuing operations (diluted)	$(0.02)	$(1.68)
Non-GAAP adjustments detailed above	0.06	1.30
NON-GAAP NET INCOME (LOSS) PER SHARE (diluted)	$0.04	$(0.38)

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the twelve months ended
	Sept. 25, 2009	Sept. 26, 2008
Gross Profit:
GAAP Gross Profit	46,288	49,017

Share-based Compensation	159	474

Total Non-GAAP adjustments	159	474

NON-GAAP GROSS PROFIT	46,447	49,491

Research and Development:
GAAP research and development expense	9,851	11,378

Share-based Compensation	(263)	(271)

Total Non-GAAP adjustments	(263)	(271)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	9,588	11,107

Sales and Marketing:
GAAP sales and marketing expense	23,885	35,174

Share-based Compensation	(1,483)	(1,130)

Total Non-GAAP adjustments	(1,483)	(1,130)

NON-GAAP SALES AND MARKETING EXPENSE	22,402	34,044

General and Administrative:
GAAP General and Administrative Expense	19,566	22,561
Share-based Compensation	(3,074)	(2,508)

Total Non-GAAP adjustments	(3,074)	(2,508)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	16,492	20,053

Loss from Operations:
GAAP income loss from operations	(3,206)	(103,463)
Share-based Compensation	4,979	4,383
Amortization of intangible assets	2,686	6,600
Acquisition related costs	—	1,685
Restructuring charges	1,867	75,082
Gain on sale of assets	(8,361)	—

Total Non-GAAP adjustments	1,171	87,750

NON-GAAP LOSS FROM OPERATIONS	(2,035)	(15,713)

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the twelve months ended
	Sept. 25, 2009	Sept. 26, 2008
Loss from continuing operations:
GAAP loss from continuing operations	(3,424)	(105,211)
Share-based Compensation	4,979	4,383
Amortization of intangible assets	2,686	6,600
Acquisition related costs	—	1,685
Restructuring charges	1,867	75,082
Gain on sale of assets	(8,361)	—
Foreign Exchange, net	311	22
Income tax effect of reconciling items	776	6,960

Total Non-GAAP adjustments	2,258	94,732

NON-GAAP LOSS FROM CONTINUING OPERATIONS	(1,166)	(10,479)

GAAP weighted average shares outstanding–basic and diluted	18,410	17,774
GAAP net loss per share from continuing operations (basic and diluted)	$(0.19)	$(5.92)
Non-GAAP adjustments detailed above	0.13	5.33
NON-GAAP NET LOSS PER SHARE (basic and diluted)	$(0.06)	$(0.59)